Exhibit 99

Snap-on Announces Second Quarter 2016 Results

Diluted EPS of $2.36 increases 16.3%;

Operating earnings before financial services of 19.1% of sales up 140 basis points;

Reported net sales up 2.4%; Organic net sales up 2.9%

KENOSHA, Wis.--(BUSINESS WIRE)--July 21, 2016--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the second quarter of 2016.

  Net sales of $872.3 million increased $20.5 million, or 2.4%, from 2015 levels; excluding $10.2 million (120 basis points) of unfavorable foreign currency translation and $5.9 million (70 basis points) of acquisition-related sales, organic sales increased $24.8 million or 2.9%. (See “Non-GAAP Measures” below for a definition of, and further information on, organic sales.)
  Operating earnings before financial services of $166.4 million increased 140 basis points to 19.1% of sales as compared to $150.8 million, or 17.7% of sales, last year.
  Financial services operating earnings of $49.5 million increased $8.1 million, or 19.6%, from 2015 levels; financial services revenue of $69.3 million increased 18.1% from 2015 levels.
  Consolidated operating earnings of $215.9 million improved to 22.9% of revenues (net sales plus financial services revenue) as compared to $192.2 million, or 21.1% of revenues, last year.
  The second quarter effective income tax rate was 31.0% in 2016 and 32.0% in 2015.
  Net earnings of $140.1 million, or $2.36 per diluted share, compared to net earnings of $120.0 million, or $2.03 per diluted share, a year ago.

“We believe our second quarter results continue to confirm Snap-on’s capabilities in serving serious professionals performing critical tasks in workplaces of consequence around the world,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “This performance, which includes 2.9% organic sales growth and a 16.3% increase in diluted earnings per share, demonstrates further progress along our defined runways for coherent growth and ongoing strength in automotive repair while overcoming continuing headwinds in certain challenging end markets and geographies. The 140 basis point improvement in operating margin before financial services also reflects contributions from our Snap-on Value Creation Processes, which drive our ongoing improvements in safety, quality, customer connection, innovation and rapid continuous improvement. Finally, these results and achievements reflect significant effort and dedication across the organization and I thank our franchisees and associates worldwide for their extraordinary contributions and commitment.”

Segment Results

Commercial & Industrial Group segment sales of $285.7 million in the quarter decreased $10.1 million, or 3.4%, from 2015 levels. Excluding $4.2 million of unfavorable foreign currency translation, organic sales declined $5.9 million, or 2.0%, as lower sales to customers in critical industries were partially offset by gains in the segment’s Asia/Pacific and power tools operations, as well as higher sales from the segment’s European-based hand tools business.

Operating earnings of $39.3 million in the period, including $1.0 million of unfavorable foreign currency effects, decreased $2.9 million from 2015 levels, and the operating margin (operating earnings as a percentage of segment sales) of 13.8% declined 50 basis points from 14.3% a year ago.

Snap-on Tools Group segment sales of $416.7 million in the quarter rose $18.0 million, or 4.5%, from 2015 levels. Excluding $4.7 million of unfavorable foreign currency translation, organic sales were up 5.8%, reflecting similar sales increases in both the company’s U.S. and international franchise operations.

Operating earnings of $76.3 million in the period, including $4.1 million of unfavorable foreign currency effects, increased $8.3 million from 2015 levels, and the operating margin of 18.3% improved 120 basis points from 17.1% a year ago.

Repair Systems & Information Group segment sales of $295.2 million in the quarter rose $17.8 million, or 6.4%, from 2015 levels. Excluding $5.9 million of acquisition-related sales and $2.3 million of unfavorable foreign currency translation, organic sales increased $14.2 million, or 5.2%, due to higher sales of diagnostic and repair information products to independent repair shop owners and managers, increased sales of undercar equipment and higher sales to OEM dealerships.

Operating earnings of $74.5 million in the period, including $1.0 million of unfavorable foreign currency effects, increased $6.8 million from 2015 levels, and the operating margin of 25.2% improved 80 basis points from 24.4% a year ago.

Financial Services operating earnings of $49.5 million on revenue of $69.3 million in the quarter compared to operating earnings of $41.4 million on revenue of $58.7 million a year ago.

Corporate expenses of $23.7 million in the quarter declined $3.4 million from $27.1 million last year, primarily due to lower stock-based (mark-to-market) compensation and pension expense.

Outlook

Snap-on expects to make continued progress in 2016 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but also in adjacent markets, additional geographies and other areas, including in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, Snap-on continues to expect that capital expenditures in 2016 will be in a range of $80 million to $90 million. Snap-on also continues to anticipate that its full year 2016 effective income tax rate will be comparable to its 2015 full year rate.

Conference Call and Webcast on July 21, 2016, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, July 21, 2016, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit http://www.snapon.com/sna and click on the link to the webcast. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website under the tabs Investor Information / Investor Events / Company Presentations.

Non-GAAP Measures

References in this document to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding acquisition-related sales and the impact of foreign currency translation. Snap-on has significant international operations and is subject to risks inherent with foreign operations, including foreign currency translation fluctuations. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, customer base and geographic expansion, new product development and/or pricing, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. The company’s organic sales disclosures also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in our businesses and facilitating comparisons of our sales performance with prior periods.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.4 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 2, 2016, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 2,	July 4,	July 2,	July 4,
	2016	2015	2016	2015

Net sales	$872.3	$851.8	$1,706.5	$1,679.6
Cost of goods sold	(441.0)	(432.8)	(859.9)	(850.5)
Gross profit	431.3	419.0	846.6	829.1
Operating expenses	(264.9)	(268.2)	(524.8)	(540.4)
Operating earnings before financial services	166.4	150.8	321.8	288.7

Financial services revenue	69.3	58.7	135.6	116.1
Financial services expenses	(19.8)	(17.3)	(39.1)	(34.4)
Operating earnings from financial services	49.5	41.4	96.5	81.7

Operating earnings	215.9	192.2	418.3	370.4
Interest expense	(12.9)	(12.9)	(26.0)	(25.9)
Other income (expense) – net	1.2	(0.7)	0.5	(1.4)
Earnings before income taxes and equity earnings	204.2	178.6	392.8	343.1
Income tax expense	(62.2)	(56.2)	(119.8)	(108.0)
Earnings before equity earnings	142.0	122.4	273.0	235.1
Equity earnings, net of tax	1.4	0.6	1.7	1.1
Net earnings	143.4	123.0	274.7	236.2
Net earnings attributable to noncontrolling interests	(3.3)	(3.0)	(6.3)	(5.7)
Net earnings attributable to Snap-on Inc.	$140.1	$120.0	$268.4	$230.5

Net earnings per share attributable to Snap-on Inc.:
Basic	$2.41	$2.07	$4.62	$3.97
Diluted	2.36	2.03	4.52	3.90

Weighted-average shares outstanding:
Basic	58.1	58.1	58.1	58.1
Effect of dilutive securities	1.3	1.0	1.3	1.0
Diluted	59.4	59.1	59.4	59.1

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 2,	July 4,	July 2,	July 4,
	2016	2015	2016	2015

Net sales:
Commercial & Industrial Group	$285.7	$295.8	$572.7	$593.3
Snap-on Tools Group	416.7	398.7	819.2	776.9
Repair Systems & Information Group	295.2	277.4	574.0	549.7
Segment net sales	997.6	971.9	1,965.9	1,919.9
Intersegment eliminations	(125.3)	(120.1)	(259.4)	(240.3)
Total net sales	$872.3	$851.8	$1,706.5	$1,679.6
Financial Services revenue	69.3	58.7	135.6	116.1
Total revenues	$941.6	$910.5	$1,842.1	$1,795.7

Operating earnings:
Commercial & Industrial Group	$39.3	$42.2	$80.4	$86.2
Snap-on Tools Group	76.3	68.0	143.0	127.8
Repair Systems & Information Group	74.5	67.7	143.5	131.6
Financial Services	49.5	41.4	96.5	81.7
Segment operating earnings	239.6	219.3	463.4	427.3
Corporate	(23.7)	(27.1)	(45.1)	(56.9)
Operating earnings	$215.9	$192.2	$418.3	$370.4
Interest expense	(12.9)	(12.9)	(26.0)	(25.9)
Other income (expense) – net	1.2	(0.7)	0.5	(1.4)
Earnings before income taxes and equity earnings	$204.2	$178.6	$392.8	$343.1

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	July 2,	January 2,
	2016	2016

Assets
Cash and cash equivalents	$119.9	$92.8
Trade and other accounts receivable – net	565.9	562.5
Finance receivables – net	463.5	447.3
Contract receivables – net	76.4	82.1
Inventories – net	507.1	497.8
Prepaid expenses and other assets	119.6	106.3
Total current assets	1,852.4	1,788.8

Property and equipment – net	418.5	413.5
Deferred income tax assets	61.6	60.4
Long-term finance receivables – net	868.2	772.7
Long-term contract receivables – net	276.6	266.6
Goodwill	788.2	790.1
Other intangibles – net	189.2	195.0
Other assets	50.4	44.0
Total assets	$4,505.1	$4,331.1

Liabilities and Equity
Notes payable and current maturities of long-term debt	$174.4	$18.4
Accounts payable	169.1	148.3
Accrued benefits	44.9	52.1
Accrued compensation	73.9	91.0
Franchisee deposits	68.9	64.4
Other accrued liabilities	321.9	296.0
Total current liabilities	853.1	670.2

Long-term debt	715.2	861.7
Deferred income tax liabilities	13.5	14.3
Retiree health care benefits	36.1	37.9
Pension liabilities	193.2	227.8
Other long-term liabilities	92.4	88.5
Total liabilities	1,903.5	1,900.4

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	311.1	296.3
Retained earnings	3,183.9	2,986.9
Accumulated other comprehensive loss	(369.8)	(364.2)
Treasury stock at cost	(609.0)	(573.7)
Total shareholders' equity attributable to Snap-on Inc.	2,583.6	2,412.7
Noncontrolling interests	18.0	18.0
Total equity	2,601.6	2,430.7
Total liabilities and equity	$4,505.1	$4,331.1

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	July 2,	July 4,
	2016	2015
Operating activities:
Net earnings	$143.4	$123.0
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	15.5	14.4
Amortization of other intangibles	6.2	6.2
Provision for losses on finance receivables	10.3	7.3
Provision for losses on non-finance receivables	1.5	3.0
Stock-based compensation expense	8.4	11.6
Excess tax benefits from stock-based compensation	-	(3.0)
Deferred income tax benefit	(15.1)	(7.6)
Loss on sale of assets	-	0.3
Changes in operating assets and liabilities:
Increase in trade and other accounts receivable	(1.0)	(6.6)
Increase in contract receivables	(5.8)	(6.4)
Increase in inventories	(2.1)	(11.8)
Increase in prepaid and other assets	(9.3)	(11.4)
Increase in accounts payable	9.1	2.9
Increase in accruals and other liabilities	1.0	38.4
Net cash provided by operating activities	162.1	160.3

Investing activities:
Additions to finance receivables	(244.2)	(217.2)
Collections of finance receivables	167.3	159.1
Capital expenditures	(20.6)	(27.7)
Disposal of property and equipment	1.2	0.4
Other	1.0	-
Net cash used by investing activities	(95.3)	(85.4)

Financing activities:
Proceeds from notes payable	-	1.6
Repayments of notes payable	-	(1.6)
Net increase (decrease) in other short-term borrowings	3.8	(17.6)
Cash dividends paid	(35.5)	(30.8)
Purchases of treasury stock	(35.4)	(37.2)
Proceeds from stock purchase and option plans	18.5	22.0
Excess tax benefits from stock-based compensation	-	3.0
Other	(4.0)	(4.3)
Net cash used by financing activities	(52.6)	(64.9)

Effect of exchange rate changes on cash and cash equivalents	(0.6)	0.2
Increase in cash and cash equivalents	13.6	10.2

Cash and cash equivalents at beginning of period	106.3	114.4
Cash and cash equivalents at end of period	$119.9	$124.6

Supplemental cash flow disclosures:
Cash paid for interest	$(1.6)	$(1.7)
Net cash paid for income taxes	(88.8)	(45.7)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Six Months Ended
	July 2,	July 4,
	2016	2015
Operating activities:
Net earnings	$274.7	$236.2
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	30.4	28.2
Amortization of other intangibles	12.3	12.4
Provision for losses on finance receivables	19.6	14.4
Provision for losses on non-finance receivables	4.7	7.9
Stock-based compensation expense	14.2	23.1
Excess tax benefits from stock-based compensation	-	(14.0)
Deferred income tax provision (benefit)	(5.7)	3.1
Loss on sale of assets	-	0.3
Changes in operating assets and liabilities:
Increase in trade and other accounts receivable	(5.8)	(26.8)
Increase in contract receivables	(5.5)	(9.7)
Increase in inventories	(12.0)	(35.8)
Increase in prepaid and other assets	(24.8)	(38.4)
Increase in accounts payable	24.1	27.8
Increase (decrease) in accruals and other liabilities	(22.5)	9.7
Net cash provided by operating activities	303.7	238.4

Investing activities:
Additions to finance receivables	(475.1)	(416.0)
Collections of finance receivables	341.4	319.3
Capital expenditures	(40.1)	(45.8)
Disposal of property and equipment	1.4	0.4
Other	(2.5)	(2.8)
Net cash used by investing activities	(174.9)	(144.9)

Financing activities:
Proceeds from notes payable	-	1.6
Repayments of notes payable	(0.8)	(1.6)
Net increase in other short-term borrowings	7.4	5.2
Cash dividends paid	(70.9)	(61.7)
Purchases of treasury stock	(58.5)	(86.9)
Proceeds from stock purchase and option plans	28.4	36.5
Excess tax benefits from stock-based compensation	-	14.0
Other	(7.5)	(7.3)
Net cash used by financing activities	(101.9)	(100.2)

Effect of exchange rate changes on cash and cash equivalents	0.2	(1.6)
Increase (decrease) in cash and cash equivalents	27.1	(8.3)

Cash and cash equivalents at beginning of year	92.8	132.9
Cash and cash equivalents at end of period	$119.9	$124.6

Supplemental cash flow disclosures:
Cash paid for interest	$(25.5)	$(25.4)
Net cash paid for income taxes	(106.5)	(66.4)

Non-GAAP Supplemental Data
The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on's") non-financial services ("Operations") and "Financial Services" businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses were eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	July 2,	July 4,	July 2,	July 4,
	2016	2015	2016	2015

Net sales	$872.3	$851.8	$-	$-
Cost of goods sold	(441.0)	(432.8)	-	-
Gross profit	431.3	419.0	-	-
Operating expenses	(264.9)	(268.2)	-	-
Operating earnings before financial services	166.4	150.8	-	-

Financial services revenue	-	-	69.3	58.7
Financial services expenses	-	-	(19.8)	(17.3)
Operating earnings from financial services	-	-	49.5	41.4

Operating earnings	166.4	150.8	49.5	41.4
Interest expense	(12.8)	(12.8)	(0.1)	(0.1)
Intersegment interest income (expense) – net	18.3	15.7	(18.3)	(15.7)
Other income (expense) – net	1.2	(0.7)	-	-
Earnings before income taxes and equity earnings	173.1	153.0	31.1	25.6
Income tax expense	(50.7)	(46.8)	(11.5)	(9.4)
Earnings before equity earnings	122.4	106.2	19.6	16.2
Financial services – net earnings attributable to Snap-on Inc.	19.6	16.2	-	-
Equity earnings, net of tax	1.4	0.6	-	-
Net earnings	143.4	123.0	19.6	16.2
Net earnings attributable to noncontrolling interests	(3.3)	(3.0)	-	-
Net earnings attributable to Snap-on Inc.	$140.1	$120.0	$19.6	$16.2

* Snap-on Inc. with Financial Services on the equity method.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Six Months Ended		Six Months Ended
	July 2,	July 4,	July 2,	July 4,
	2016	2015	2016	2015

Net sales	$1,706.5	$1,679.6	$-	$-
Cost of goods sold	(859.9)	(850.5)	-	-
Gross profit	846.6	829.1	-	-
Operating expenses	(524.8)	(540.4)	-	-
Operating earnings before financial services	321.8	288.7	-	-

Financial services revenue	-	-	135.6	116.1
Financial services expenses	-	-	(39.1)	(34.4)
Operating earnings from financial services	-	-	96.5	81.7

Operating earnings	321.8	288.7	96.5	81.7
Interest expense	(25.8)	(25.7)	(0.2)	(0.2)
Intersegment interest income (expense) – net	35.6	30.7	(35.6)	(30.7)
Other income (expense) – net	0.5	(1.4)	-	-
Earnings before income taxes and equity earnings	332.1	292.3	60.7	50.8
Income tax expense	(97.4)	(89.3)	(22.4)	(18.7)
Earnings before equity earnings	234.7	203.0	38.3	32.1
Financial services – net earnings attributable to Snap-on Inc.	38.3	32.1	-	-
Equity earnings, net of tax	1.7	1.1	-	-
Net earnings	274.7	236.2	38.3	32.1
Net earnings attributable to noncontrolling interests	(6.3)	(5.7)	-	-
Net earnings attributable to Snap-on Inc.	$268.4	$230.5	$38.3	$32.1

* Snap-on Inc. with Financial Services on the equity method.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	July 2,	January 2,	July 2,	January 2,
	2016	2016	2016	2016

Assets
Cash and cash equivalents	$119.7	$92.7	$0.2	$0.1
Intersegment receivables	18.8	15.9	-	-
Trade and other accounts receivable – net	565.6	562.2	0.3	0.3
Finance receivables – net	-	-	463.5	447.3
Contract receivables – net	7.9	8.0	68.5	74.1
Inventories – net	507.1	497.8	-	-
Prepaid expenses and other assets	125.0	111.5	1.5	1.2
Total current assets	1,344.1	1,288.1	534.0	523.0

Property and equipment – net	417.2	412.1	1.3	1.4
Investment in Financial Services	270.9	251.8	-	-
Deferred income tax assets	40.0	40.6	21.6	19.8
Intersegment long-term notes receivable	489.4	398.7	-	-
Long-term finance receivables – net	-	-	868.2	772.7
Long-term contract receivables – net	11.3	12.1	265.3	254.5
Goodwill	788.2	790.1	-	-
Other intangibles – net	189.2	195.0	-	-
Other assets	58.1	49.9	0.1	1.0
Total assets	$3,608.4	$3,438.4	$1,690.5	$1,572.4

Liabilities and Equity
Notes payable and current maturities of long-term debt	$24.4	$18.4	$150.0	$-
Accounts payable	169.0	148.2	0.1	0.1
Intersegment payables	-	-	18.8	15.9
Accrued benefits	44.9	52.1	-	-
Accrued compensation	71.5	86.9	2.4	4.1
Franchisee deposits	68.9	64.4	-	-
Other accrued liabilities	300.3	277.4	28.5	25.0
Total current liabilities	679.0	647.4	199.8	45.1

Long-term debt and intersegment long-term debt	-	-	1,204.6	1,260.4
Deferred income tax liabilities	13.5	14.1	-	0.2
Retiree health care benefits	36.1	37.9	-	-
Pension liabilities	193.2	227.8	-	-
Other long-term liabilities	85.0	80.5	15.2	14.9
Total liabilities	1,006.8	1,007.7	1,419.6	1,320.6

Total shareholders' equity attributable to Snap-on Inc.	2,583.6	2,412.7	270.9	251.8
Noncontrolling interests	18.0	18.0	-	-
Total equity	2,601.6	2,430.7	270.9	251.8
Total liabilities and equity	$3,608.4	$3,438.4	$1,690.5	$1,572.4

* Snap-on Inc. with Financial Services on the equity method.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561